Exhibit 10.37

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 4 TO

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 4 to Second Amended and Restated Master Repurchase Agreement, dated as of April 2, 2018, among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“Administrative Agent”), CREDIT SUISSE AG, a company incorporated under the laws of Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”) and CALIBER HOME LOANS, INC. (the “Seller”).

RECITALS

The Administrative Agent, the Buyers and the Seller are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of August 26, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and the related Amended and Restated Pricing Side Letter, dated as of August 26, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Administrative Agent, the Buyers and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Buyers and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. (a) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Indebtedness” and “Obligations” in their entirety and replacing them with the following:

“Indebtedness” means, for any Person: at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than (i) deferred purchase price that is contingent upon performance and (ii) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease

Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Administrative Agent and Buyers, their respective Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent, any Buyer or Administrative Agent on behalf of Buyers in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Buyers or Administrative Agent on behalf of Buyers of their rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; (d) all of Seller’s indemnity obligations to Administrative Agent, Buyers or Custodian pursuant to the Program Agreements; and (e) all of Seller’s obligations under the VFN Repurchase Agreement.

(b) Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definition of “VFN Repurchase Agreement” in proper alphabetical order:

“VFN Repurchase Agreement” means, collectively, (i) that certain Master Repurchase Agreement, and (ii) that certain Pricing Side Letter, in each case, dated as of April 2, 2018, among Seller, Administrative Agent and CS Cayman, as either may be amended, restated, supplemented or otherwise modified from time to time.

SECTION 2. Security Interest. (a) Section 8.a. of the Existing Repurchase Agreement is hereby amended by adding “(1)” before “On each Purchase Date” in the first sentence of such section.

(b) Section 8.a. of the Existing Repurchase Agreement is hereby amended by adding the following at the end of such section:

(2) Administrative Agent and Seller hereby agree that in order to further secure Seller’s Obligations hereunder, Seller hereby grants to Administrative Agent, for the benefit of Buyer, a security interest in Seller’s rights under the VFN Repurchase Agreement, including, without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created. Seller hereby instructs the buyer under the VFN Repurchase Agreement that upon receipt of a notice of an Event of Default under this Agreement, the buyer thereunder is authorized and instructed to remit to Administrative Agent for the benefit of Buyer hereunder directly any amounts otherwise payable to Seller and to deliver to Administrative Agent for the benefit of Buyer all collateral otherwise deliverable to Seller. In furtherance of the foregoing, upon (i) repayment of the entire obligations under the VFN Repurchase Agreement and the termination of all obligations of the seller thereunder or other termination of the VFN Repurchase Agreement following the repayment of all obligations thereunder, and (ii) if buyer thereunder has received a notice of an Event of Default under this Agreement, that the buyer thereunder deliver to Administrative Agent for the benefit of Buyer hereunder any collateral then in its possession or control.

SECTION 3. Termination. For the avoidance of doubt, provided that no Event of Default shall have occurred and be continuing, upon repayment of the entire obligations under the VFN Repurchase Agreement and the termination of all obligations of the seller thereunder or other termination of the VFN Repurchase Agreement following repayment of all obligations thereunder, the security interest granted pursuant to Section 2(b) of this Amendment shall terminate.

SECTION 4. Events of Default. Section 15.b. of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

b. Cross Default. Seller or any of its Subsidiaries shall be in default under (i) any Indebtedness, including, without limitation, the VFN Repurchase Agreement, in the aggregate, in excess of $[***], in each instance which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts, in the aggregate in excess of $[***], in each instance to which Seller is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

SECTION 5. Conditions Precedent to Amendment. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the receipt by Administrative Agent of the following, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a) this Amendment, duly executed and delivered by the Administrative Agent, the Buyers and the Seller;

(b) an amendment to the Pricing Side Letter, duly executed and delivered by the parties thereto; and

(c) evidence that all other actions necessary to perfect and protect Administrative Agent’s interest in the VFN Repurchase Agreement and rights to the collateral related thereto, as amended by this Amendment have been taken. Seller shall permit Administrative Agent to take all steps as may be necessary in connection with filing duly authorized and filed Uniform Commercial Code financing statements on Form UCC-3.

SECTION 6. Representations and Warranties. The Seller hereby represents and warrants to the Administrative Agent and the Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Margaret Dellafera
Name:	Margaret Dellafera
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:	/s/ Margaret Dellafera
Name:	Margaret Dellafera
Title:	Authorized Signer

By:	/s/ Elie Chau
Name:	Elie Chau
Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch, as Attorney-in-Fact

By:	/s/ Patrick J. Hart
Name:	Patrick J. Hart
Title:	Vice President

By:	/s/ Elie Chau
Name:	Elie Chau
Title:	Authorized Signatory

Signature Page to Amendment No. 4 to Second A&R MRA

CALIBER HOME LOANS, INC., as Seller

By:	/s/ William Dellal
Name:	William Dellal
Title:	Chief Financial Officer

Signature Page to Amendment No. 4 to Second A&R MRA